EXHIBIT 32.1
CERTIFICATE OF THE
CHIEF EXECUTIVE OFFICER OF
INDEPENDENT BANK CORPORATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:
I, Michael M. Magee, Jr., Chief Executive Officer of Independent Bank Corporation, certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
(1) The annual report on Form 10-K for the annual period ended December 31, 2009, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and;
(2) The information contained in this annual report on Form 10-K for the annual period ended December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Independent Bank Corporation.

INDEPENDENT BANK CORPORATION
Date: February 26, 2010	/s/ Michael M. Magee, Jr.
Michael M. Magee, Jr.
Chief Executive Officer

The signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Independent Bank Corporation and will be retained by Independent Bank Corporation and furnished to the Securities and Exchange Commission or its staff upon request.